UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

                                              Date of Report (Date of earliest event reported)                    February 4, 2009
                                                 (January 30, 2009)

Commission File Number	Name of Registrants, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

001-32462	PNM Resources, Inc. (A New Mexico Corporation) Alvarado Square Albuquerque, New Mexico 87158 (505) 241-2700	85-0468296
001-06986	Public Service Company of New Mexico (A New Mexico Corporation) Alvarado Square Albuquerque, New Mexico 87158 (505) 241-2700	85-0019030

_______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

      Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.02                      Termination of a Material Definitive Agreement.

As previously reported,  on May 8, 2008, Public Service Company of New Mexico (“PNM”) entered into a $100 million unsecured letter of credit facility pursuant to a reimbursement agreement (“Reimbursement Agreement”), with Deutsche Bank AG New York Branch, as administrative agent, lender and letter of credit issuer, Royal Bank of Canada, as lender and RBC Capital Markets as syndication agent.  The Reimbursement Agreement allowed PNM to obtain, from time to time, standby letters of credit up to an aggregate amount of $100 million at any time prior to April 20, 2009.  There were no borrowings or letters of credit outstanding under the Reimbursement Agreement.

On January 30, 2009, PNM gave notice of its intention to terminate the Reimbursement Agreement in connection with its expectation of the receipt of proceeds from the closing of the sale of its natural gas operations, as explained below in Item 2.01.  The Reimbursement Agreement was terminated, effective January 30, 2009.  There were no early termination penalties incurred by PNM.

In addition, on May 5, 2008, PNM entered into a $300 million unsecured delayed draw term loan facility (“Term Loan Agreement”), among PNM as borrower, Merrill Lynch Bank USA, Morgan Stanley Senior Funding, Inc. and Wachovia Bank, National Association as initial lenders, Merrill Lynch Capital Corporation as administrative agent, Morgan Stanley Senior Funding, Inc. and Wachovia Bank, National Association as co-syndication agents and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc. and Wachovia Capital Markets LLC as arrangers.  On May 28, 2008, the commitments under the Term Loan Agreement were reduced to $150 million in accordance with the provision in the Term Loan Agreement providing for such reduction following PNM’s receipt of cash proceeds from the sale of its debt securities on May 13, 2008.

On January 30, 2009, PNM’s ability to borrow under the Term Loan Agreement was effectively terminated pursuant to the provision therein for reduction of commitments upon the sale of PNM’s natural gas operations.  There were no early termination penalties incurred by PNM.

From time to time, the agents, arrangers, lenders, and letter of credit issuer parties to the Reimbursement Agreement and the Term Loan Agreement  perform normal banking and investment banking and advisory services for PNM, its parent, PNM Resources, Inc. (“PNMR”), or its affiliate, Texas-New Mexico Power Company, for which they have received customary fees and expenses.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

On January 30, 2009, PNM successfully completed the sale of its natural gas operations to New Mexico Gas Company, Inc. (“NMGC”) for approximately $640 million in cash, which includes approximately $20 million in purchase-price adjustments.  This amount may be further adjusted.  NMGC is a subsidiary of Continental Energy Systems LLC (“Continental”).  Separately, PNMR received $15 million from Continental as consideration for the termination of a separate transaction in which PNMR would have acquired another Continental subsidiary, the payment of which amount was contingent upon the closing of PNM’s sale of its natural gas operations to NMGC.

There are no material relationships between PNMR and either Continental or NMGC, other than in respect of the transactions described herein.

Item 8.01                      Other Events.

PNMR issued a press release announcing the transactions described in Item 2.01 above on January 30, 2009.  The press release is furnished herewith as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

(c) Exhibits:

Exhibit Number                                                      Description

         99.1                                             Press Release dated January 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC. PUBLIC SERVICE COMPANY OF NEW MEXICO (Registrants) /s/ Thomas G. Sategna
Date: February 4, 2009	Thomas G. Sategna Vice President and Corporate Controller (Officer duly authorized to sign this report)